Exhibit 10(u)
THE 2002 INCENTIVE COMPENSATION PLAN
OF
NORTHROP GRUMMAN CORPORATION
As amended and restated effective January 1, 2008
SECTION I
PURPOSE
     The purpose of this Plan is to promote the success of the Company and render its operations profitable to the maximum extent by providing for the Senior Executives of the Company incentives that continue to be dependent upon the overall successful performance of the Company. The Senior Executives, for this purpose, are only those elected corporate officers who participate in making the basic and strategic decisions which affect the corporate-wide performance of the Company, together with those Senior Executives who are in charge of significant operating subsidiaries. The Plan is designed to comply with the performance-based compensation exception under Section 162(m) of the Internal Revenue Code of 1986, as amended.
SECTION II
DEFINITIONS
     1. COMPANY — Northrop Grumman Corporation and such of its subsidiaries as are consolidated in its consolidated financial statements.
     2. CODE — The Internal Revenue Code of 1986, as amended from time to time.
     3. COMMITTEE — The Compensation and Management Development Committee of the Board of Directors of the Company. It shall be composed of not less than three members of the Board of Directors, no one of whom shall be an officer or employee of the Company and it shall be constituted so as to permit this Plan to comply with the “outside director” requirement of Code section 162(m).
     4. INCENTIVE COMPENSATION — Awards payable under this Plan.
     5. PERFORMANCE CRITERIA — Economic Earnings, and for purposes of this Plan, “Economic Earnings” shall mean income from continuing operations before federal and foreign income taxes and the cumulative effect of accounting changes and extraordinary items, less pension income (or plus pension expense) plus amortization and impairment of goodwill and other purchased intangibles, plus restructuring or similar charges to the extent they are separately disclosed in the annual report.
     6. PERFORMANCE YEAR — The Year with respect to which an award of Incentive Compensation is calculated and paid.
     7. PLAN — This 2002 Incentive Compensation Plan of Northrop Grumman Corporation, as amended and restated effective January 1, 2008.
     8. SECTION 162(m) OFFICER — A Participant who is a “covered employee” as defined in Section 162(m) of the Code with respect to an award of Incentive Compensation under the Plan for a Performance Year.

     9. YEAR — The fiscal year of Northrop Grumman Corporation.
SECTION III
PARTICIPATION
     1. The persons eligible to receive Incentive Compensation awards under this Plan are elected corporate officers of the rank of Vice President and above and the Presidents of those consolidated subsidiaries that the Committee determines to be significant in the overall corporate operations who are Section 162(m) Officers.
     2. A “Participant” is a person granted or eligible to receive an Incentive Compensation award under this Plan.
     3. Directors, as such, shall not participate in this Plan, but the fact that an elected corporate officer or subsidiary President is also a Director shall not prevent his participation.
     4. The death of a Participant shall not disqualify him for an Incentive Compensation award for the Performance Year in which he dies or the preceding Performance Year. In the case of a deceased Participant, the Incentive Compensation, if any, determined for him for the Performance Year by the Committee shall be paid to his spouse, children, or legal representatives as directed by the Committee.
SECTION IV
INCENTIVE COMPENSATION APPROPRIATIONS AND AWARDS
     1. The amount to be appropriated to the Plan with respect to a Performance Year shall equal two and one-half percent (2.5%) of the Performance Criteria for such Performance Year. The amount appropriated to the Plan for a Performance Year based on the Performance Criteria set forth in this Paragraph 1, SECTION IV shall be referred to as the “Tentative Appropriated Incentive Compensation” for such Performance Year.
     2. The amount of the Tentative Appropriated Incentive Compensation for a Performance Year may be reduced (but not increased) by the Committee, in its sole discretion, after taking into account an appraisal of individual and overall Company performance in the attainment of such predetermined financial and non-financial objectives as are selected by the Committee and set forth in writing within the first 90 days of a Performance Year, at a time when it is substantially uncertain whether a Participant will earn any amount of Incentive Compensation. The amount appropriated to the Plan for a Performance Year by the Committee under this Paragraph 2, SECTION IV shall be referred to herein as the “Appropriated Incentive Compensation” for such Performance Year. In no event shall Incentive Compensation payable to Participants for a Performance Year exceed the Appropriated Incentive Compensation under the Plan for such Performance Year. Any Tentative Appropriated Incentive Compensation for a Performance Year, which is not actually appropriated to the Plan for such Year, shall be forfeited.
     3. Incentive Compensation Awards to Section 162(m) Officer:
     (a) Notwithstanding any other provisions of this Plan, any Incentive Compensation award for a Performance Year under this Plan payable to a Section 162(m) Officer must satisfy the requirements of this Paragraph 3, SECTION IV. The purpose of this Paragraph 3 is to ensure compliance by the Plan with the requirements of Section 162(m) of the Code relating to performance-based compensation. Incentive Compensation awards to Section 162(m) Officers under this Plan are subject to:
     (i) Approval of this Plan and the criteria stated in Paragraph 3(b) of this SECTION IV by the shareholders of the Company;
     (ii) The maximum amount that may be awarded to any Section 162(m) Officer under the Plan for any Performance Year as stated in Paragraph 3(b) of this SECTION IV; and
     (iii) Approval by the Committee.
     (b) The maximum potential amount of Appropriated Incentive Compensation (as defined in Paragraph 2 of this SECTION IV) payable to any Participant as an Incentive Compensation award for any single Performance Year shall be limited to no more than thirty percent (30%) for the CEO and seventeen and one-half percent (17.5%) for each of the other four (4) Participants for such Performance Year.
     (c) The Performance Criteria established in Paragraph 5 of SECTION II on which Incentive Compensation awards under the Plan are based shall first apply in the Performance Year 2002, but such Performance Criteria and any Incentive Compensation awards based thereon shall be conditional upon a vote of the shareholders of the Company approving the Plan and the Performance Criteria and performance goals stated herein.
     (d) Prior to the payment of any Incentive Compensation awards for a Performance Year, the Committee shall make a determination and certification in writing as to whether the Section 162(m) Officers have met the Performance Criteria, performance goals, and any other material terms of the Plan for each Performance Year. The Committee may, in its sole discretion, exercise negative discretion by reducing amounts of Incentive Compensation awards to all or any of the Section 162(m) Officers from the maximum potential awards payable by application of Paragraph 3(b) of this SECTION IV. No such reduction shall increase the amount of the maximum award payable to any other Section 162(m) Officer. The Committee shall determine the amount of any reduction in a Section 162(m) Officer’s Incentive Compensation award on the basis of such factors as it deems relevant, and it shall not be required to establish any allocation or weighting component with respect to the factors it considers. The Committee shall have no discretion to increase any Incentive Compensation award for a Performance Year above the amount determined by application of Paragraph 3(b) of this SECTION IV.
     4. After the end of a Performance Year, in determining each Participant’s Incentive Compensation award for such Year, the Committee may make a downward adjustment after considering such factors as it deems relevant, which shall include but not be limited to the following factors:
     (a) The evaluation of the Participant’s performance during that Performance Year in relation to the Participant’s predetermined objectives and the Participant’s contribution during such Year to the success or profit of the Company.
     (b) The classification of the Participant’s position, relative to the position of all Participants.
     The Committee shall make the final determination of each Participant’s Incentive Compensation award for a Performance Year.

SECTION V
ADMINISTRATION OF THE PLAN
     The Committee shall be responsible for the administration of the Plan. The Committee shall:
     1. Interpret the Plan, make any rules and regulations relating to the Plan, determine which consolidated subsidiaries are significant for the purpose of the first paragraph of SECTION III, and determine factual questions arising in connection with the Plan, after such investigation or hearing as the Committee may deem appropriate.
     2. As soon as practicable after the close of each Performance Year and prior to the payment of any Incentive Compensation for such Performance Year, review the performance of each Participant and determine the amount of each Participant’s individual Incentive Compensation award, if any, with respect to that Performance Year.
     3. Have sole discretion in determining Incentive Compensation awards under the Plan, except that in making awards the Committee may, in its discretion, request and consider the recommendations of the Chief Executive Officer of the Company and others whom it may designate.
     Any decisions made by the Committee under the provisions of this SECTION V shall be conclusive and binding on all parties concerned. Except as otherwise specifically provided in this Plan, the provisions of this Plan shall be interpreted and administered by the Committee in a manner consistent with the requirements for exemption of Incentive Compensation awards granted to Participants who are Section 162(m) Officers as “performance-based compensation” under Code Section 162(m) and regulations and other interpretations issued by the Internal Revenue Service thereunder.
SECTION VI
METHOD OF PAYMENT OF INCENTIVE COMPENSATION TO INDIVIDUALS
     1. The amount of Incentive Compensation award determined for each Participant with respect to a given Performance Year shall be paid in cash or in Common Stock of the Company (“Northrop Grumman Common Stock”) or partly in cash and partly in Northrop Grumman Common Stock, as the Committee may determine. Payment of an Incentive Compensation award, in cash or in Northrop Grumman Common Stock, with respect to a given Performance Year shall be made in a lump sum between February 15 and March 15 of the year following such Performance Year.
     2. The Committee may impose such conditions, including forfeitures and restrictions, as the Committee believes will best serve the interests of the Company and the purposes of the Plan.
     3. In making awards of Northrop Grumman Common Stock, the Committee shall first determine all Incentive Compensation awards in terms of dollars. The total dollar amount of all Incentive Compensation awards for a particular Performance Year shall not exceed the Appropriated Incentive Compensation for that Performance Year under this Plan. In the case of Section 162(m) Officers, the total dollar amount of an Incentive Compensation award for a particular Performance Year shall be no greater than the maximum potential awards payable by application of Paragraph 3(b) of SECTION IV. After fixing the total amount of each Participant’s Incentive Compensation award in terms of dollars, then if some or all of the award is to be paid in Northrop Grumman Common Stock, the dollar amount of the Incentive Compensation award so to be paid shall be converted into shares of Northrop Grumman Common Stock by using the fair market value of such stock on the date of the award. “Fair market value” shall be the closing price of such stock on the New York Stock Exchange on the date of the award, or, if no sales of such stock occurred on that date, then on the last preceding date on which such sales occurred. No fractional share shall be issued.

     4. If an Incentive Compensation award is paid in Northrop Grumman Common Stock, the number of shares shall be appropriately adjusted for any stock splits, stock dividends, recapitalizations or other relevant changes in capitalization effective after the date of award and prior to the date as of which the Participant becomes the record owner of the shares received in payment of the award. All such adjustments thereafter shall accrue to the Participant as the record owner of the shares.
     5. Northrop Grumman Common Stock issued in payment of Incentive Compensation awards may, at the option of the Board of Directors, be either originally issued shares or treasury shares.
     6. Distribution of awards shall be governed by the terms and conditions applicable to such awards, as determined by the Committee or its delegate. An award, the payment of which is to be deferred pursuant to the terms of an employment agreement, shall be paid as provided by the terms of such agreement. Awards or portions thereof deferred pursuant to the Northrop Grumman Deferred Compensation Plan, the Northrop Grumman Savings Excess Plan, or any other deferred compensation plan or deferral arrangement shall be paid as provided in such plan or arrangement.
     7. The Company shall have the right to deduct from all payments under this Plan any federal, state, or local taxes required by law to be withheld with respect to such payments.
     8. No Participant or any other party claiming an interest in amounts earned under the Plan shall have any interest whatsoever in any specific asset of the Company. To the extent that any party acquires a right to receive payments under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company.
     9. The Committee shall have the exclusive right to interpret the provisions of this SECTION VI, to determine all questions arising under it or in connection with its administration, and to issue regulations and take actions implementing its provisions.
SECTION VII
AMENDMENT OR TERMINATION OF PLAN
     The Board of Directors of the Company shall have the right to terminate or amend this Plan at any time and to discontinue further appropriations thereto, except that no amendment to the Plan shall be made without the approval of the Shareholders, which would (i) increase the amount authorized for appropriation pursuant to Section IV of this Plan, (ii) permit a member of the Committee to participate in the Plan, or (iii) modify the right of the Committee to make the appropriations or allocations set forth in this Plan.
SECTION VIII
EFFECTIVE DATE
     This Plan was first effective for Performance Years commencing in 2002, and was amended and restated effective for Performance Years commencing with and following 2008. No appropriations will be made, and no Incentive Compensation shall be paid, under the Plan for Performance Years after 2001 if the Plan is not approved by the Shareholders.
SECTION IX
MISCELLANEOUS
     1. Participation in the Plan shall not constitute an agreement (1) of the Participant to remain in the employ of and to render his/her services to the Company, or (2) of the Company to continue to employ such Participant, and the Company may terminate the employment of a Participant at any time with or without cause.
     2. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
     3. All costs of implementing and administering the Plan shall be borne by the Company.
     4. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
     5. The Plan, and any agreements hereunder, shall be governed by and construed in accordance with the laws of the state of Delaware.